Exhibit 10.1

Certain portions of this Exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

Amendment No. 2

to the Contract between

EchoStar XXIV L.L.C. and Maxar Space LLC

for the Jupiter 3 Satellite Program

This Amendment No. 2 (“Amendment No. 2”) to the Contract between EchoStar XXIV L.L.C. (hereinafter referred as “EchoStar” or the “Purchaser”) and Maxar Space LLC (hereinafter referred as “Maxar” or the “Contractor”), dated April 19, 2017, and that certain Amendment No. 1 made as of October 1, 2018 (collectively referred to hereinafter as the “Contract”) is made as of November 16, 2022 (the “Amendment No. 2 Effective Date”) by and between EchoStar and Maxar (collectively, the “Parties”). Capitalized terms used but not defined in this Amendment No. 2 have the meaning given to them in the Contract, including, for the avoidance of doubt, the terms “Delivery” or “Delivered” in this Amendment No. 2 shall have the meanings set forth in Article 11 of the Contract.

WHEREAS, EchoStar has made payments to Maxar in the amount of *** as of the Amendment No. 2 Effective Date;

WHEREAS, Maxar owed liquidated damages to EchoStar in the amount of *** pursuant to Article 14.1 of the Contract (the “LD Amount”), and as of the Amendment No. 2 Effective Date, *** of such amount has been applied to offset, pursuant to Article 5.6 of the Contract, amounts theretofore owed by EchoStar pursuant to Articles 4 and 5 of the Contract;

WHEREAS, before giving effect to Amendment No. 2, and after applying the remaining *** of the LD Amount to the amounts owed or to be owed by EchoStar pursuant to Articles 4 and 5 of the Contract, EchoStar will owe a total of *** in payments prior to the IOT Complete Date, plus the In-Orbit Incentives not to exceed $44,500,000, plus 6% interest per annum applied to such In-Orbit Incentives, subject to Article 17. Such amounts total ***, plus all applicable interest (the “Remaining Amount”); and

WHEREAS, the Parties wish to amend the Contract by executing this Amendment No. 2 to the Contract to, among other things, waive all remaining payments to be paid by EchoStar and add additional liquidated damages if the Delivery of the Satellite is further delayed.

NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements contained in this Amendment No. 2, the Parties agree to amend the Contract as follows:

1.	Remaining Payments. The Parties hereby agree that EchoStar shall have no obligation to pay the Remaining Amount to Maxar and Maxar hereby waives any and all rights to receive the payments associated with the Remaining Amount, including without limitation any interest payments applied thereto. For clarity, in no event will such waiver limit or modify Maxar’s obligation to perform the Milestones associated with any portion of the Remaining Amount in compliance with the Contract.

2.	Liquidated Damages.

2.1.	The first sentence of the second paragraph of Article 14.1 states:

“***”

Such sentence is hereby deleted in its entirety and replaced with the following:

“***”

EchoStar and SSL Proprietary

2.2.	The following new Article 14.3 is hereby added immediately following Article 14.2 in the Contract:

“In addition to any amounts owed pursuant to Articles 14.1 and 14.2, in the event that Delivery of the Satellite does not occur on or before June 30, 2023, such date to be tolled for the duration of (a) a Force Majeure event (as limited by Article 23), or (b) any delay due to a cause or causes attributable to Purchaser, then Contractor shall pay Purchaser, as liquidated damages, the Payment Amounts set forth in the second column of the table below, ***, until the date Delivery occurs:

Period	Payment Amount	***
July 1-31, 2023	$8,000,000	***
August 1-31, 2023	$8,000,000	***
September 1-30, 2023	$8,000,000	***
October 1-31, 2023	$10,000,000	***
November 1-30,2023	$10,000,000	***

If Delivery of the Satellite does not occur on or before November 30, 2023 (such date to be tolled for the duration of (a) a Force Majeure event (as limited by Article 23), or (b) any delay due to a cause or causes attributable to Purchaser), then Contractor shall pay Purchaser, as liquidated damages, the amount of $10,000,000 per month due and payable ***, until the earlier of (a) the date Delivery occurs or (b) the Contract is otherwise terminated in accordance with the provisions of the Contract.

The amounts payable pursuant to this Article 14.3 shall be pro-rated on a daily basis in the event Delivery occurs on a date other than ***. By way of example, if Delivery occurs on ***, then Maxar would be obligated to pay *** on ***.

The liquidated damages set forth in this Article 14.3 shall be Purchaser’s sole remedy and compensation for Contractor delays with respect to Delivery of the Satellite on or after *** caused by Contractor, except as set forth in Articles 14.1 and 14.2 and for delays caused by Contractor’s willful misconduct or Gross Negligence; provided, however, Purchaser retains all rights and remedies under Articles 15.3, 21, 22 and 23, as well as all of its rights with respect to warranties under Article 16.2.1. Contractor hereby waives, to the extent permitted by applicable law, any defense as to the validity of any liquidated damages in this Contract on the grounds that such liquidated damages are void as penalties. Notwithstanding the foregoing, Contractor’s liability shall be subject to the limitation of liability set forth in Article 31. Any payments due to Purchaser hereunder shall be paid on *** without demand from Purchaser.”

3.	Termination for Default by Contractor.

3.1.	The first sentence of Article 22.1 of the Contract is hereby deleted in its entirety and replaced with the following:

“Subject to Article 22.4, and other than as a result of (a) a Force Majeure event, or (b) any cause or causes Attributable to Purchaser, if: (i) the Satellite is not Delivered prior to January 1, 2024; *** (iii) Contractor fails to prosecute the Work hereunder or to perform any other material provision of this Contract, thereby endangering performance of this Contract within the time period set forth in Subsection (i) or Subsection (ii) above, and in the case of items (ii) through (iii) above only, Contractor does not cure, or provide a cure plan and make substantial progress towards curing, such failure within *** days (or such longer period as may be agreed to in writing by Purchaser) after receipt from Purchaser of written notice of such failure, Purchaser may terminate this Contract in whole or in part by written notice to Contractor.”

3.2	The first sentence of Article 22.2 of the Contract is hereby deleted in its entirety and replaced with the following:

“In the event of a termination for default pursuant to Article 22.1, Contractor shall refund ***, except with respect to items referred to in Article 22.3, plus interest thereon at the interest rate stipulated in Article 5.3 hereof from the date payment was received to the date the refund is made to Purchaser, ***.”

4.	Force Majeure Event

4.1.	The following new sentence is hereby added to the end of Article 23.1 in the Contract:

“Notwithstanding the foregoing, this Article 23 shall not apply to the liquidated damages payment(s) set forth in Article 14.3, or the termination rights set forth in Article 22.1 if a Force Majeure is directly or indirectly due to any event, fact or scenario associated with the COVID-19 pandemic and any future variant or outbreak thereof, or to an event, fact or scenario known to the party seeking relief under Article 23.1 on or before ***.”

4.2	The following new sentence is hereby added to the end of Article 23.2 in the Contract:

“Notwithstanding the foregoing, the termination rights set forth in this Article 23.2 will only apply to Force Majeure delays occurring after ***.”

5.	Insurance Reimbursement. To the extent EchoStar elects to procure insurance for Launch or Launch plus initial in-orbit operations of the Satellite of up to one year, Maxar shall reimburse EchoStar for the premium associated with such insurance coverage, up to a maximum amount of *** (the “Reimbursed Amount”). EchoStar shall provide Maxar reasonable documentation of any insurance procurement for which EchoStar seeks reimbursement from Maxar. Maxar shall pay the Reimbursed Amount within *** following receipt of an invoice from EchoStar with reasonable supporting detail.

6.	Binding Effect; Conflicts. Except as expressly amended by this Amendment No. 2, all terms, conditions, obligations and covenants of the Contract shall remain and continue in full force and effect, without any change whatsoever, and Contractor and Purchaser hereby ratify and confirm the Contract, as amended. In the event of a conflict between this Amendment No. 2 and the Contract, this Amendment No. 2 shall prevail. This Amendment No. 2 will be binding upon, and inure to the benefits of, the heirs, personal representatives, successors and assigns of the Parties.

7.	Counterparts. This Amendment No. 2 may be executed in one or more counterparts, each of which, when executed, shall be deemed an original and all of which taken together will constitute one and the same instrument. Execution of this Amendment No. 2 by facsimile or electronically scanned documents shall be effective to create a binding agreement.

Certain portions of this Exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 2 by their duly authorized representatives as of the Amendment No. 2 Effective Date.

Maxar Space LLC

By:	/s/
	Name:	Christopher Johnson
	Title:	President

EchoStar XXIV L.L.C.

By:	/s/
	Name:	Dean Manson
	Title:	Executive Vice President, General Counsel and Secretary

Signature Page

EchoStar and Maxar Proprietary